EXHIBIT 10.10
BTHC VI, INC.
LONG-TERM INCENTIVE PLAN
     1. Purpose. The purpose of this Long-Term Incentive Plan is to attract and retain officers, other employees, Directors, consultants and other independent contractors of BTHC VI, Inc., a Delaware corporation (the “Company”), and its Subsidiaries and to provide to such persons incentives and rewards for performance.
     2. Definitions. As used in this Plan,
          (a) “Appreciation Right” means a right granted pursuant to Section 5 of this Plan, and will include both Free-Standing Appreciation Rights and Tandem Appreciation Rights.
          (b) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a Free-Standing Appreciation Right or a Tandem Appreciation Right.
          (c) “Board” means the Board of Directors of the Company and, to the extent of any delegation by the Board to a committee (or subcommittee thereof) pursuant to Section 10 of this Plan, such committee (or subcommittee).
          (d) “Change in Control” has the meaning set forth in Section 12 of this Plan.
          (e) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          (f) “Common Shares” means the shares of common stock, par value $0.001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 of this Plan.
          (g) “Company” means BTHC VI, Inc., a Delaware corporation and its successors.
          (h) “Covered Employee” means a Participant who is, or is determined by the Board to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision).
          (i) “Date of Grant” means the date specified by the Board on which a grant of Option Rights, Appreciation Rights, Performance Shares, Performance Units or other awards contemplated by Section 9 of this Plan, or a grant or sale of Restricted Stock, Restricted Stock Units, or other awards contemplated by Section 9 of this Plan will become effective (which date will not be earlier than the date on which the Board takes action with respect thereto).
          (j) “Director” means a member of the Board of Directors of the Company.

          (k) “Effective Date” means the date of approval of the Plan by the Company’s stockholders.
          (l) “Evidence of Award” means an agreement, certificate, resolution or other type or form of writing or other evidence approved by the Board that sets forth the terms and conditions of the awards granted. An Evidence of Award may be in an electronic medium, may be limited to notation on the books and records of the Company and, with the approval of the Board, need not be signed by a representative of the Company or a Participant.
          (m) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as such law, rules and regulations may be amended from time to time.
          (n) “Free-Standing Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is not granted in tandem with an Option Right.
          (o) “Incentive Stock Options” means Option Rights that are intended to qualify as “incentive stock options” under Section 422 of the Code or any successor provision.
          (p) “Incumbent Directors” means the individuals who, as of the Effective Date, are Directors of the Company and any individual becoming a Director subsequent to the Effective Date whose election, nomination for election by the Company’s stockholders, or appointment was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination), including, without limitation, after consummation of the proposed transaction (the “Transaction”) contemplated by that certain non-binding letter of intent, dated as of April 18, 2007, to which the Company is a party; provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
          (q) “Management Objectives” means the measurable performance objective or objectives established pursuant to this Plan for Participants who have received grants of Performance Shares or Performance Units or, when so determined by the Board, Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, dividend credits and other awards pursuant to this Plan. Management Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or of a Subsidiary, division, department or function within the Company or a Subsidiary. The Board may provide, in connection with the setting of the Management Objectives, that any evaluation of performance may include or exclude certain items that may occur during any fiscal year, including, but not limited to the following: (i) asset write downs; (ii) litigation or claim judgments or settlements; (iii) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (iv) any reorganization and restructuring programs; (v) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year; (vi) acquisitions or divestitures; and (vii) foreign exchange gains and losses. To the extent such inclusions or exclusions affect the awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Section 162(m) of the Code for deductibility and the Management Objectives applicable to any award to a Covered Employee will be based on specified levels of, or relative peer company performance in any one or more of the following objectives, or any combination thereof, as determined by the Board in its sole discretion:
(i)	Adjusted net earnings

(ii)	Cash flow (including free cash flow)

(iii)	Cost of capital

(iv)	Cost reduction

(v)	Customer service

(vi)	Debt reduction

(vii)	Development milestone achievement

(viii)	Earnings and earnings growth (including earnings per share and earnings before taxes and earnings before interest and taxes)

(ix)	Economic value added

(x)	Establishment of partnerships and collaborations

(xi)	Financing proceeds

(xii)	Gross profit

(xiii)	Inventory management

(xiv)	Market share

(xv)	Market value added

(xvi)	Net income

(xvii)	Operating profit and operating income

(xviii)	Partnership milestone achievement

(xix)	Productivity improvement

(xx)	Profit after taxes

(xxi)	Project execution

(xxii)	Quality

(xxiii)	Recruitment and development of associates

(xxiv)	Reduction of fixed costs

(xxv)	Return on assets and return on net assets

(xxvi)	Return on equity

(xxvii)	Return on invested capital

(xxviii)	Sales and sales growth

(xxix)	Successful start-up of new facility

(xxx)	Successful acquisition/divestiture

(xxxi)	Total stockholder return and improvement of stockholder return

(xxxii)	Unit volume

(xxxiii)	Unit cost

(xxxiv)	Pricing

(xxxv)	Working capital

     If the Board determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances render the Management Objectives unsuitable, the Board may in its discretion modify such Management Objectives or the related levels of achievement, in whole or in part, as the Board deems appropriate and equitable, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee.
          (r) “Market Value per Share” means, as of any particular date, the closing sales price of the Common Shares or, as determined by the Board, the average closing sales price of the Common Shares over a period of time, either before or after any particular date, of one to ten days, as reported on the Nasdaq Stock Market (including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market, as applicable) or, if not listed on such exchange, on any other national securities exchange on which the Common Shares are listed or, if not listed on any such other national securities exchange, the NASD OTC Bulletin Board or any other quotation facility on which the Common Shares are quoted. If there is no regular trading market for such Common Shares, the Market Value per Share shall be determined by the Board.
          (s) “Non-Employee Director” means a Director who is not an employee of the Company or any Subsidiary.
          (t) “Optionee” means the optionee named in an Evidence of Award evidencing an outstanding Option Right.
          (u) “Option Price” means the purchase price payable on exercise of an Option Right.
          (v) “Option Right” means the right to purchase Common Shares upon exercise of an option granted pursuant to Section 4 of this Plan.
          (w) “Participant” means a person who is selected by the Board to receive benefits under this Plan and who is at the time an officer or other employee of the Company or any one or more of its Subsidiaries, or who has agreed to commence serving in such capacities within 90 days of the Date of Grant, or who is a consultant or other independent contractor, or a Non-Employee Director of the Company or a Subsidiary.
          (x) “Performance Period” means, in respect of a Performance Share or Performance Unit, a period of time established pursuant to Section 8 of this Plan within which the Management Objectives relating to such Performance Share or Performance Unit are to be achieved.
          (y) “Performance Share” means a bookkeeping entry that records the equivalent of one Common Share awarded pursuant to Section 8 of this Plan.

          (z) “Performance Unit” means a bookkeeping entry awarded pursuant to Section 8 of this Plan that records a unit equivalent to $1.00 or such other value as is determined by the Board.
          (aa) “Plan” means this BTHC VI, Inc. Long-Term Incentive Plan, as may be amended from time to time.
          (bb) “Restricted Stock” means Common Shares granted or sold pursuant to Section 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers has expired.
          (cc) “Restriction Period” means the period of time during which Restricted Stock Units are subject to restrictions, as provided in Section 7 of this Plan.
          (dd) “Restricted Stock Unit” means an award made pursuant to Section 7 of this Plan of the right to receive Common Shares or cash at the end of a specified period.
          (ee) “Spread” means the excess of the Market Value per Share on the date when an Appreciation Right is exercised, or on the date when Option Rights are surrendered in payment of the Option Price of other Option Rights, over the Option Price or Base Price provided for in the related Option Right or Free-Standing Appreciation Right, respectively.
          (ff) “Subsidiary” means a corporation, company or other entity (i) at least 50 percent of whose outstanding shares or securities (representing the right to vote for the election of directors or other managing authority) are, or (ii) which does not have outstanding shares or securities (as may be the case in a partnership, joint venture or unincorporated association), but at least 50 percent of whose ownership interest representing the right generally to make decisions for such other entity is, now or hereafter, owned or controlled, directly or indirectly, by the Company except that for purposes of determining whether any person may be a Participant for purposes of any grant of Incentive Stock Options, “Subsidiary” means any corporation in which at the time the Company owns or controls, directly or indirectly, at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation.
          (gg) “Tandem Appreciation Right” means an Appreciation Right granted pursuant to Section 5 of this Plan that is granted in tandem with an Option Right.
          (hh) “2007 Stock Split” means the approximately 1-for-1.67 reverse stock split of Common Shares that is expected to occur on or about the Effective Date.
          (ii) “Voting Stock” means securities entitled to vote generally in the election of directors.
     3. Shares Available Under the Plan.
          (a) Maximum Shares Available Under Plan. Subject to adjustment as provided in Section 11 of this Plan, the number of Common Shares that may be issued or transferred (i) upon the exercise of Option Rights or Appreciation Rights, (ii) in payment of

Restricted Stock and released from substantial risks of forfeiture thereof, (iii) as Restricted Stock Units, (iv) in payment of Performance Shares or Performance Units that have been earned, (v) as awards contemplated by Section 9 of this Plan, or (vi) in payment of dividend equivalents paid with respect to awards made under the Plan will not exceed in the aggregate 3,035,000 Common Shares (after giving effect to the 2007 Stock Split). Common Shares covered by an award granted under the Plan shall not be counted as used unless and until they are actually issued and delivered to a Participant. Without limiting the generality of the foregoing, the number of Common Shares available under this Plan will be adjusted to account for shares relating to awards that expire, are forfeited, terminated or cancelled without the issuance of Common Shares and to awards settled in cash in lieu of Common Shares. Shares issued under the Plan may be shares of original issuance or treasury shares or a combination of the foregoing.
          (b) Life of Plan Limits.
(i)	Notwithstanding anything in this Section 3, or elsewhere in this Plan, to the contrary and subject to adjustment as provided in Section 11 of this Plan, the aggregate number of Common Shares actually issued or transferred by the Company upon the exercise of Incentive Stock Options will not exceed 3,035,000 Common Shares (after giving effect to the 2007 Stock Split).

(ii)	Awards will not be granted under Section 9 of the Plan to the extent they would involve the issuance of more than 3,035,000 shares in the aggregate (after giving effect to the 2007 Stock Split).
          (c) Individual Participant Limits. Notwithstanding anything in this Section 3, or elsewhere in this Plan to the contrary, and subject to adjustment as provided in Section 11 of this Plan:
(i)	No Participant will be granted Option Rights or Appreciation Rights, in the aggregate, for more than 750,000 Common Shares during any calendar year.

(ii)	No Participant will be granted Restricted Stock or Restricted Stock Units that specify Management Objectives, Performance Shares or other awards under Section 9 of this Plan, in the aggregate, for more than 750,000 Common Shares during any calendar year.

(iii)	Notwithstanding any other provision of this Plan to the contrary, in no event will any Participant in any calendar year receive an award of Performance Units having an aggregate maximum value as of their respective Dates of Grant in excess of $3,000,000.
          (d) Impact of Election on the Limit. If, under this Plan, a Participant has elected to give up the right to receive compensation in exchange for Common Shares based on fair market value, such Common Shares will be counted against the number of shares available in Section 3(a) above.

     4. Option Rights. The Board may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Participants of options to purchase Common Shares. Each such grant will be subject to all of the requirements contained in the following provisions:
          (a) Each grant will specify the number of Common Shares to which it pertains subject to the limitations set forth in Section 3 of this Plan.
          (b) Each grant will specify an Option Price per share, which may not be less than the Market Value per Share on the Date of Grant.
          (c) Each grant will specify whether the Option Price will be payable (i) in cash or by check acceptable to the Company or by wire transfer of immediately available funds, (ii) by the actual or constructive transfer to the Company of Common Shares owned by the Optionee having a value at the time of exercise equal to the total Option Price (or other consideration authorized pursuant to Section 4(d)), (iii) by a combination of such methods of payment, or (iv) by such other methods as may be approved by the Board.
          (d) The Board may determine, at the Date of Grant, that payment of the Option Price of any Option Right (other than an Incentive Stock Option) may also be made in whole or in part in the form of Restricted Shares or other Common Shares that are forfeitable or subject to restrictions on transfer. Unless otherwise determined by the Board at the Date of Grant, whenever any Option Price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Shares received upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as may correspond to any that apply to the consideration surrendered; provided, however, that such risks of forfeiture or restrictions on transfer shall apply only to the same number of Common Shares received by the Optionee as applied to the forfeitable or restricted Common Shares surrendered by the Optionee.
          (e) To the extent permitted by law, any grant may provide for deferred payment of the Option Price from the proceeds of sale through a bank or broker on a date satisfactory to the Company of some or all of the shares to which such exercise relates.
          (f) To the extent permitted by law, any grant may provide for payment of the Option Price, at the election of the Optionee, in installments, with or without interest, upon terms determined by the Board.
          (g) Successive grants may be made to the same Participant whether or not any Option Rights previously granted to such Participant remain unexercised.
          (h) Each grant will specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary that is necessary before the Option Rights or installments thereof will become exercisable. A grant of Option Rights may provide for the earlier exercise of such Option Rights in the event of the retirement, death or disability of a Participant or a Change in Control.

          (i) Any grant of Option Rights may specify Management Objectives that must be achieved as a condition to the exercise of such rights.
          (j) Option Rights granted under this Plan may be (i) options, including, without limitation, Incentive Stock Options, that are intended to qualify under particular provisions of the Code, (ii) options that are not intended so to qualify, or (iii) combinations of the foregoing. Incentive Stock Options may only be granted to Participants who meet the definition of “employees” under Section 3401(c) of the Code.
          (k) The exercise of an Option Right will result in the cancellation on a share- for-share basis of any Tandem Appreciation Right authorized under Section 5 of this Plan.
          (l) No Option Right will be exercisable more than 10 years from the Date of Grant.
          (m) The Board may, at the Date of Grant of any Option Rights (other than Incentive Stock Options), provide for the payment of dividend equivalents to the Optionee on either a current or deferred or contingent basis or may provide that such equivalents shall be credited against the Option Price.
          (n) Each grant of Option Rights will be evidenced by an Evidence of Award. Each Evidence of Award shall be subject to this Plan and shall contain such terms and provisions, consistent with this Plan, as the Board may approve.
     5. Appreciation Rights.
          (a) The Board may also authorize the granting (i) to any Optionee, of Tandem Appreciation Rights in respect of Option Rights granted hereunder, and (ii) to any Participant, of Free-Standing Appreciation Rights. A Tandem Appreciation Right will be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise. Tandem Appreciation Rights may be granted at any time prior to the exercise or termination of the related Option Rights; provided, however, that a Tandem Appreciation Right awarded in relation to an Incentive Stock Option must be granted concurrently with such Incentive Stock Option. A Free-Standing Appreciation Right will be a right of the Participant to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise.
          (b) Each grant of Appreciation Rights will be subject to all of the requirements contained in the following provisions:
(i)	Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.

(ii)	Any grant may specify that the amount payable on exercise of an Appreciation Right may not exceed a maximum specified by the Board at the Date of Grant.

(iii)	Any grant may specify waiting periods before exercise and permissible exercise dates or periods.

(iv)	Any grant may specify that such Appreciation Right may be exercised only in the event of, or earlier in the event of, the retirement, death or disability of a Participant or a Change in Control.

(v)	Any grant of Appreciation Rights may specify Management Objectives that must be achieved as a condition of the exercise of such Appreciation Rights.

(vi)	To the extent permitted by law, any grant may provide for the payment to the Participant of dividend equivalents thereon in cash or Common Shares on a current, deferred or contingent basis.

(vii)	Each grant of Appreciation Rights will be evidenced by an Evidence of Award, which Evidence of Award will describe such Appreciation Rights, identify the related Option Rights (if applicable), and contain such other terms and provisions, consistent with this Plan, as the Board may approve.
          (c) Any grant of Tandem Appreciation Rights will provide that such Tandem Appreciation Rights may be exercised only at a time when the related Option Right is also exercisable and at a time when the Spread is positive, and by surrender of the related Option Right for cancellation. Successive grants of Tandem Appreciation Rights may be made to the same Participant regardless of whether any Tandem Appreciation Rights previously granted to the Participant remain unexercised.
          (d) Regarding Free-Standing Appreciation Rights only:
(i)	Each grant will specify in respect of each Free-Standing Appreciation Right a Base Price, which may not be less than the Market Value per Share on the Date of Grant;

(ii)	Successive grants may be made to the same Participant regardless of whether any Free-Standing Appreciation Rights previously granted to the Participant remain unexercised; and

(iii)	No Free-Standing Appreciation Right granted under this Plan may be exercised more than 10 years from the Date of Grant.

     6. Restricted Stock. The Board may also authorize the grant or sale of Restricted Stock to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:
          (a) Each such grant or sale will constitute an immediate transfer of the ownership of Common Shares to the Participant in consideration of the performance of services, entitling such Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
          (c) Each such grant or sale will provide that the Restricted Stock covered by such grant or sale that vests upon the passage of time will be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Date of Grant, or may provide that the Restricted Stock will vest upon the achievement of Management Objectives (as provided in Section 6(e) below); provided, however, that if Restricted Stock vests based on the passage of time rather than the achievement of Management Objectives, the period of time will be no shorter than three years, except that the restrictions may be removed on an annual, ratable basis during the three year period.
          (d) Each such grant or sale will provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant (which restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).
          (e) Any grant of Restricted Stock may specify Management Objectives that, if achieved, will result in termination or early termination of the restrictions applicable to such Restricted Stock; provided, however, that notwithstanding subparagraph (c) above, restrictions relating to Restricted Stock that vests upon the achievement of Management Objectives may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock on which restrictions will terminate if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of Restricted Stock will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock, the Board must determine that the Management Objectives have been satisfied; provided, however, that notwithstanding Section 6(c) above, the substantial risk of forfeiture relating to Restricted Stock that vests upon the achievement of Management Objections may not terminate sooner than one year from the Date of Grant.
          (f) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock may provide for the earlier lapse of the substantial risk of forfeiture in the event of the retirement, death or disability of a Participant or a Change in Control.
          (g) Any such grant or sale of Restricted Stock may require that any or all dividends or other distributions paid thereon during the period of such restrictions be automatically deferred and reinvested in additional shares of Restricted Stock, which may be subject to the same restrictions as the underlying award.
          (h) Each grant or sale of Restricted Stock will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve. Unless otherwise directed by the Board, all certificates representing shares of Restricted Stock will be held in custody by the Company until all restrictions thereon will have lapsed, together with a stock power or powers executed by the Participant in whose name such certificates are registered, endorsed in blank and covering such Shares.
     7. Restricted Stock Units. The Board may also authorize the granting or sale of Restricted Stock Units to Participants. Each such grant or sale will be subject to all of the requirements contained in the following provisions:
          (a) Each such grant or sale will constitute the agreement by the Company to deliver Common Shares or cash to the Participant in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Management Objectives) during the Restriction Period as the Board may specify. If a grant of Restricted Stock Units specifies that the Restriction Period will terminate upon the achievement of Management Objectives, then, notwithstanding anything to the contrary contained in subparagraph (c) below, such Restriction Period may not terminate sooner than one year from the Date of Grant. Each grant may specify in respect of such Management Objectives a minimum acceptable level of achievement and may set forth a formula for determining the number of shares of Restricted Stock Units on which restrictions will terminate if performance is at or above the minimum level, but falls short of maximum achievement of the specified Management Objectives. The grant of such Restricted Stock Units will specify that, before the termination or early termination of restrictions applicable to such Restricted Stock Units, the Board must determine that the Management Objectives have been satisfied.
          (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Participant that is less than the Market Value per Share at the Date of Grant.
          (c) If the Restriction Period lapses only by the passage of time rather than the achievement of Management Objectives as provided in subparagraph (a) above. Each such grant or sale will be subject to a Restriction Period of not less than one year.
          (d) Notwithstanding anything to the contrary contained in this Plan, any grant or sale of Restricted Stock Units may provide for the earlier lapse or other modification of the Restriction Period in the event of the retirement, death or disability of a Participant or a Change in Control.

          (e) During the Restriction Period, the Participant will have no right to transfer any rights under his or her award and will have no rights of ownership in the Restricted Stock Units and will have no right to vote them, but the Board may at the Date of Grant, authorize the payment of dividend equivalents on such Restricted Stock Units on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
          (f) Each grant or sale will specify the time and manner of payment of the Restricted Stock Units that have been earned. Any grant or sale may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.
          (g) Each grant or sale of Restricted Stock Units will be evidenced by an Evidence of Award and will contain such terms and provisions, consistent with this Plan, as the Board may approve.
     8. Performance Shares and Performance Units. The Board may also authorize the granting of Performance Shares and Performance Units that will become payable to a Participant upon achievement of specified Management Objectives during the Performance Period. Each such grant will be subject to all of the requirements contained in the following provisions:
          (a) Each grant will specify the number of Performance Shares or Performance Units to which it pertains, which number may be subject to adjustment to reflect changes in compensation or other factors; provided, however, that no such adjustment will be made in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code.
          (b) The Performance Period with respect to each Performance Share or Performance Unit will be such period of time (not less than three years) as will be determined by the Board at the time of grant, which may be subject to earlier lapse or other modification in the event of the retirement, death or disability of a Participant or a Change in Control.
          (c) Any grant of Performance Shares or Performance Units will specify Management Objectives which, if achieved, will result in payment or early payment of the award, and each grant may specify in respect of such specified Management Objectives a level or levels of achievement and will set forth a formula for determining the number of Performance Shares or Performance Units that will be earned if performance is at or above the minimum level or levels, but falls short of maximum achievement of the specified Management Objectives. The grant of Performance Shares or Performance Units will specify that, before the Performance Shares or Performance Units will be earned and paid, the Board must determine that the Management Objectives have been satisfied.
          (d) Each grant will specify the time and manner of payment of Performance Shares or Performance Units that have been earned. Any grant may specify that the amount payable with respect thereto may be paid by the Company in cash, in Common Shares or in any combination thereof and may either grant to the Participant or retain in the Board the right to elect among those alternatives.
          (e) Any grant of Performance Shares may specify that the amount payable with respect thereto may not exceed a maximum specified by the Board at the Date of Grant. Any grant of Performance Units may specify that the amount payable or the number of Common Shares issued with respect thereto may not exceed maximums specified by the Board at the Date of Grant.
          (f) The Board may at the Date of Grant of Performance Shares, provide for the payment of dividend equivalents to the holder thereof on either a current or deferred or contingent basis, either in cash or in additional Common Shares.
          (g) Each grant of Performance Shares or Performance Units will be evidenced by an Evidence of Award and will contain such other terms and provisions, consistent with this Plan, as the Board may approve.
     9. Other Awards.
          (a) The Board may, subject to limitations under applicable law, grant to any Participant such other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Shares or factors that may influence the value of such shares, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Shares, purchase rights for Common Shares, awards with value and payment contingent upon performance of the Company or specified Subsidiaries, affiliates or other business units thereof or any other factors designated by the Board, and awards valued by reference to the book value of Common Shares or the value of securities of, or the performance of specified Subsidiaries or affiliates or other business units of the Company. The Board shall determine the terms and conditions of such awards. Common Shares delivered pursuant to an award in the nature of a purchase right granted under this Section 9 shall be purchased for such consideration, paid for at such time, by such methods, and in such forms, including, without limitation, cash, Common Shares, other awards, notes or other property, as the Board shall determine.
          (b) Cash awards, as an element of or supplement to any other award granted under this Plan, may also be granted pursuant to this Section 9 of this Plan.
          (c) The Board may grant Common Shares as a bonus, or may grant other awards in lieu of obligations of the Company or a Subsidiary to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Board.
     10. Administration of the Plan.
          (a) This Plan will be administered by the Board, which may from time to time delegate all or any part of its authority under this Plan to a committee of the Board (or a subcommittee thereof) consisting of non-employee Directors, as constituted from time to time.

To the extent of any such delegation, references in this Plan to the Board will be deemed to be references to such committee or subcommittee.
          (b) The interpretation and construction by the Board of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units or other awards pursuant to Section 9 of this Plan and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document will be final and conclusive.
          (c) The Board or, to the extent of any delegation as provided in Section 10(a), the committee, may delegate to one or more of its members or to one or more officers of the Company, or to one or more agents or advisors, such administrative duties or powers as it may deem advisable, and the Board, the committee, or any person to whom duties or powers have been delegated as aforesaid, may employ one or more persons to render advice with respect to any responsibility the Board, the committee or such person may have under the Plan. The Board or the committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as the Board or the committee: (i) designate employees to be recipients of awards under this Plan; (ii) determine the size of any such awards; provided, however, that (A) the Board or the Committee shall not delegate such responsibilities to any such officer for awards granted to an employee who is an executive officer or any person subject to Section 162(m) of the Code; (B) the resolution providing for such authorization sets forth the total number of Common Shares such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Board or the committee, as the case may be, regarding the nature and scope of the awards granted pursuant to the authority delegated.
     11. Adjustments. The Board shall make or provide for such adjustments in the numbers of Common Shares authorized under the Plan, subject to limits contained in Section 3 of the Plan, and covered by outstanding Option Rights, Appreciation Rights, Restricted Stock Units, Performance Shares and Performance Units granted hereunder and, if applicable, in the number of Common Shares covered by other awards granted pursuant to Section 9 hereof, in the Option Price and Base Price, and in the kind of shares covered thereby, as the Board, in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Participants or Optionees that otherwise would result from (a) any stock dividend, extraordinary dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any Change in Control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing; provided, however, that no further adjustment shall be made pursuant to this Section 11 after the Effective Date in connection with the 2007 Stock Split. Moreover, in the event of any such transaction or event, the Board, in its discretion, may provide in substitution for any or all outstanding awards under this Plan such alternative consideration (including cash), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of all awards so replaced. The Board shall also make or provide for such adjustments in the numbers of shares specified in Section 3 of this Plan as the Board in its sole discretion, exercised in good faith, may determine is appropriate to reflect any transaction or event described in this Section 11; provided, however, that any such adjustment to the number specified in Section 3(b) will be made only if and to the extent that (i) such adjustment would not cause any option intended to qualify as an Incentive Stock Option to fail so to qualify and (ii) such adjustment would not result in negative tax consequences under Section 409A of the Code. Without limiting the generality of the foregoing, in the event that the Company issues warrants or other rights to acquire Common Shares on a pro rata basis to all stockholders, the Board shall make such adjustments in the number of Common Shares authorized under the Plan and in the limits contained herein as it may deem to be equitable, including, without limitation, proportionately increasing the number of authorized Common Shares or any such limit.
     12. Change in Control. For purposes of this Plan, except as may be otherwise prescribed by the Board in an Evidence of Award made under this Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:
          (a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then-outstanding Voting Stock of the Company; provided, however, that:
(i)	for purposes of this Section 12(a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition of Voting Stock of the Company directly from the Company that is approved by a majority of the Incumbent Directors, (B) any acquisition of Voting Stock of the Company by the Company or any Subsidiary, (C) any acquisition of Voting Stock of the Company by the trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, and (D) any acquisition of Voting Stock of the Company by any Person pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 12(c) below;

(ii)	a Change in Control will not be deemed to have occurred if a Person is or becomes the beneficial owner of 50% or more of the Voting Stock of the Company as a result of a reduction in the number of shares of Voting Stock of the Company outstanding pursuant to a transaction or series of transactions that is approved by a majority of the Incumbent Directors unless and until such Person thereafter becomes the beneficial owner of any additional shares of Voting Stock of the Company representing 1% or more of the then-outstanding Voting Stock of the Company, other than as a result of a stock dividend, stock split or similar transaction effected by the Company in which all holders of Voting Stock are treated equally;

(iii)	if at least a majority of the Incumbent Directors determine in good faith that a Person has acquired beneficial ownership of 50% or more of the Voting Stock of the Company inadvertently, and such Person divests as promptly as practicable but no later than the date, if any, set by the Incumbent Board a sufficient number of shares so that such Person beneficially owns less than 50% of the Voting Stock of the Company, then no Change in Control shall have occurred as a result of such Person’s acquisition;

(iv)	the consummation of the Transaction shall not constitute a Change in Control; or
          (b) a majority of the Board ceases to be comprised of Incumbent Directors; or
          (c) the consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another corporation, or other transaction (each, a “Business Transaction”), unless, in each case, immediately following such Business Transaction (i) the Voting Stock of the Company outstanding immediately prior to such Business Transaction continues to represent (either by remaining outstanding or by being converted into Voting Stock of the surviving entity or any parent thereof), more than 60% of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction (including, without limitation, an entity which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (ii) no Person (other than the Company, such entity resulting from such Business Transaction, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Transaction; or
          (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Transaction that complies with clauses (i), (ii) and (iii) of Section 12(c).
     13. Non U.S. Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Board may provide for such special terms for awards to Participants who are foreign nationals or who are employed by the Company or any Subsidiary outside of the United States of America or who provide services to the Company under an agreement with a foreign nation or agency, as the Board may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of this Plan (including, without limitation, sub-plans) as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, will include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

     14. Transferability.
          (a) Except as otherwise determined by the Board, no Option Right, Appreciation Right or other derivative security granted under the Plan shall be transferable by the Participant except by will or the laws of descent and distribution. Except as otherwise determined by the Board, Option Rights and Appreciation Rights will be exercisable during the Participant’s lifetime only by him or her or, in the event of the Participant’s legal incapacity to do so, by his or her guardian or legal representative acting on behalf of the Participant in a fiduciary capacity under state law and/or court supervision.
          (b) The Board may specify at the Date of Grant that part or all of the Common Shares that are (i) to be issued or transferred by the Company upon the exercise of Option Rights or Appreciation Rights, upon the termination of the Restriction Period applicable to Restricted Stock Units or upon payment under any grant of Performance Shares or Performance Units or (ii) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 6 of this Plan, will be subject to further restrictions on transfer.
     15. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Board) may include relinquishment of a portion of such benefit. If a Participant’s benefit is to be received in the form of Common Shares, and such Participant fails to make arrangements for the payment of tax, the Company shall withhold such Common Shares having a value equal to the amount required to be withheld. Notwithstanding the foregoing, when a Participant is required to pay the Company an amount required to be withheld under applicable income and employment tax laws, the Participant may elect to satisfy the obligation, in whole or in part, by electing to have withheld, from the shares required to be delivered to the Participant, Common Shares having a value equal to the amount required to be withheld (except in the case of Restricted Stock where an election under Section 83(b) of the Code has been made), or by delivering to the Company other Common Shares held by such Participant. The shares used for tax withholding will be valued at an amount equal to the Market Value per Share of such Common Shares on the date the benefit is to be included in Participant’s income. In no event shall the Market Value per Share of the Common Shares to be withheld and/or delivered pursuant to this Section to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld. Participants shall also make such arrangements as the Company may require for the payment of any withholding tax obligation that may arise in connection with the disposition of Common Shares acquired upon the exercise of Option Rights.
     16. Compliance with Section 409A of the Code.
          (a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A of the Code. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without the consent of Participants). Any reference in this Plan to Section 409A of the Code will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.
          (b) In order to determine for purposes of Section 409A of the Code whether a Participant is employed by a member of the Company’s controlled group of corporations under Section 414(b) of the Code (or by a member of a group of trades or businesses under common control with the Company under Section 414(c) of the Code) and, therefore, whether the Common Shares that are or have been purchased by or awarded under this Plan to the Participant are shares of “service recipient” stock within the meaning of Section 409A of the Code:
(i)	In applying Code Section 1563(a)(1), (2) and (3) for purposes of determining the Company’s controlled group under Section 414(b) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Code Section 1563(a)(1), (2) and (3), and

(ii)	In applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses under common control with the Company for purposes of Section 414(c) of the Code, the language “at least 50 percent” is to be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.
     17. Amendments.
          (a) The Board may at any time and from time to time amend this Plan in whole or in part; provided, however, that if an amendment to this Plan (i) would materially increase the benefits accruing to participants under this Plan, (ii) would materially increase the number of securities which may be issued under this Plan, (iii) would materially modify the requirements for participation in this Plan or (iv) must otherwise be approved by the stockholders of the Company in order to comply with applicable legal requirements or the requirements of the principal national securities exchange upon which the Common Shares are traded or quoted, then, such amendment will be subject to stockholder approval and will not be effective unless and until such approval has been obtained.
          (b) The Board will not, without the further approval of the stockholders of the Company, authorize the amendment of any outstanding Option Right to reduce the Option Price. Furthermore, no Option Right will be cancelled and replaced with awards having a lower Option Price without further approval of the stockholders of the Company. This Section 17(b) is intended to prohibit the repricing of “underwater” Option Rights and will not be construed to prohibit the adjustments provided for in Section 11 of this Plan.

          (c) If permitted by Section 409A of the Code, in case of termination of employment by reason of death, disability or normal or early retirement, or in the case of unforeseeable emergency or other special circumstances, of a Participant who holds an Option Right or Appreciation Right not immediately exercisable in full, or any shares of Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Restricted Stock Units as to which the Restriction Period has not been completed, or any Performance Shares or Performance Units which have not been fully earned, or any other awards made pursuant to Section 9 subject to any vesting schedule or transfer restriction, or who holds Common Shares subject to any transfer restriction imposed pursuant to Section 14(b) of this Plan, the Board may, in its sole discretion, accelerate the time at which such Option Right, Appreciation Right or other award may be exercised or the time at which such substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time when such Restriction Period will end or the time at which such Performance Shares or Performance Units will be deemed to have been fully earned or the time when such transfer restriction will terminate or may waive any other limitation or requirement under any such award.
          (d) Subject to Section 17(b) hereof, the Board may amend the terms of any award theretofore granted under this Plan prospectively or retroactively, except in the case of a Covered Employee where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Board will not make any modification of the Management Objectives or the level or levels of achievement with respect to such Covered Employee. Subject to Section 11 above, no such amendment shall impair the rights of any Participant without his or her consent. The Board may, in its discretion, terminate this Plan at any time. Termination of this Plan will not affect the rights of Participants or their successors under any awards outstanding hereunder and not exercised in full on the date of termination.
     18. Governing Law. The Plan and all grants and awards and actions taken thereunder shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.
     19. Effective Date/Termination. This Plan will be effective as of the Effective Date. No grant will be made under this Plan more than 10 years after the Effective Date, but all grants made on or prior to such date will continue in effect thereafter subject to the terms thereof and of this Plan.
     20. Miscellaneous Provisions.
          (a) The Company will not be required to issue any fractional Common Shares pursuant to this Plan. The Board may provide for the elimination of fractions or for the settlement of fractions in cash.
          (b) This Plan will not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor will it interfere in any way with any right the Company or any Subsidiary would otherwise have to terminate such Participant’s employment or other service at any time.

          (c) To the extent that any provision of this Plan would prevent any Option Right that was intended to qualify as an Incentive Stock Option from qualifying as such, that provision will be null and void with respect to such Option Right. Such provision, however, will remain in effect for other Option Rights and there will be no further effect on any provision of this Plan.
          (d) Any Evidence of Award may provide, in the event that the Participant engages in any activity that is detrimental to the Company (as such activity may be defined in any Evidence of Award): (i) for the forfeiture of any award granted under the Plan, (ii) that the Participant return to the Company any Common Shares that the Participant has not disposed of that were offered pursuant to the Plan, and/or (iii) that the Participant pay to the Company in cash the difference between any amount actually paid by a Participant for any Common Shares received under the Plan that the Participant has disposed of and the Market Value per Share of the Common Shares on the date the Participant acquired the Common Shares under the Plan.
          (e) No award under this Plan may be exercised by the holder thereof if such exercise, and the receipt of cash or stock thereunder, would be, in the opinion of counsel selected by the Board, contrary to law or the regulations of any duly constituted authority having jurisdiction over this Plan.
          (f) Absence on leave approved by a duly constituted officer of the Company or any of its Subsidiaries shall not be considered interruption or termination of service of any employee for any purposes of this Plan or awards granted hereunder, except that no awards may be granted to an employee while he or she is absent on leave.
          (g) No Participant shall have any rights as a stockholder with respect to any shares subject to awards granted to him or her under this Plan prior to the date as of which he or she is actually recorded as the holder of such shares upon the stock records of the Company.
          (h) The Board may condition the grant of any award or combination of awards authorized under this Plan on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or a Subsidiary to the Participant.
          (i) Participants shall provide the Company with a written election form setting forth the name and contact information of the person who will have beneficial ownership rights upon the death of the Participant.
          (j) If any provision of this Plan is or becomes invalid, illegal or unenforceable in any jurisdiction, or would disqualify this Plan or any award under any law deemed applicable by the Board, such provision shall be construed or deemed amended or limited in scope to conform to applicable laws or, in the discretion of the Board, it shall be stricken and the remainder of this Plan shall remain in full force and effect.
Approved by Stockholders — June 1, 2007
Adopted by the Board — May 9, 2007